                                             SCHEDULE 14A INFORMATION

                                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934

                                                (AMENDMENT No. ___)

Filed by the Registrant                       X

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Definitive Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec.240.14a-12

                                                 Edison International
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                       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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       (3) Per unit price or other underlying value of transaction computed purtuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)
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       (4) Proposed maximum aggregate value of transaction:
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       (5) Total fee paid:
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[   ]  Fee paid previously with preliminary materials.
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[   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:
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       (4) Date Filed:
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The following letter was sent beginning on today's date to certain registered shareholders of Edison
International and certain shareholders of Edison International who hold their shares in street name:

[EDISON INTERNATIONAL LOGO]
                                                                                John E. Bryson
                                                                                Chairman, President &
                                                                                Chief Executive Officer

                                                  April 28, 2003

Dear Fellow Shareholder:

We recently sent you proxy material for Edison International's annual shareholders' meeting scheduled for
Thursday, May 15, 2003.  According to our records, your proxy for this meeting has not yet been received.

Regardless of the number of shares you own, it is important that they be represented and voted at the meeting.

The Edison International Board of Directors strongly recommends that all shareholders vote:

        o   "FOR" the election of directors; and

        o   "AGAINST" the shareholder proposal to redeem the Company's shareholder rights agreement.

Time is short.  If you have not yet voted, we urge you to sign, date and mail the enclosed proxy card or voting instruction card in the postage-paid return envelope provided.  If you are a registered shareholder, you may also vote via the Internet or telephone by entering the control number from your proxy card and following the instructions on your proxy card.  If you hold your shares through a bank, broker or other nominee, please contact that bank, broker or other nominee for information about available voting methods.

If you have recently voted, please accept our thanks and disregard this request.

Your interest and participation in the affairs of the Company is sincerely appreciated.  Thank you for your continued support.

                                                    Sincerely,

                                                    /S/ John E. Bryson

This communication is being sent to you on behalf of your Board of Directors. For more information on the Directors and their interests in the above matters, and for other important information, we strongly encourage you to read the Edison International and Southern California Edison Company Joint Proxy Statement, filed with the Securities and Exchange Commission on April 7, 2003. Copies of the Proxy Statement were sent to shareholders beginning on
April 7, 2003. Our Proxy Statement is available on the S.E.C. website, www.sec.gov. Our Proxy Statement and 2002
Annual Report are also available free of charge on our website, www.edisoninvestor.com.